8-K Vyrina Inc

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2013

VYRIAN, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-184146	44-4409565
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

9894 Bissonnet Street, Suite 488
Houston, Texas 77036
 (Address of Principal Executive Offices)

10101 Southwest Fwy, Suite 400,
 Houston, Texas 77074
______________________________
(Prior Address if Changed From Last Report)

(888) 929-1116
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On or about November 30, 2012, the Company, with the approval of its Board of Directors, changed the auditors from Eugene M Egeberg CPA, to MaloneBailey, LLP. This change was caused because Mr.Egeberg’s registration with PCAOB expired and he chose not to renew his registration.

Eugene M Egeberg ’s reports on the Company’s financial statements from the period of inception November 1, 2011 through March 31,2012 did not contain an adverse opinion, or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following going concern qualification:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has operated for less than one year and its ability to continue operations is based on the ability to obtain financing.   This condition raises substantial doubt about the Company's ability to continue as a going concern. The March 31, 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s subsequent period from the date of termination, November 30, 2012 through April 20, 2013, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Eugene M Egeberg, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304(a)(1)(iv) of Regulation S-K.  A letter from Eugene M Egeberg confirming this to be the case is attached as Exhibit 16.1.

On December 6, 2012, the Company engaged the services of MaloneBailey, LLP as its certifying accountants for the fiscal years ended March 31, 2012 and March31, 2013.  The Company did not consult with Malone Bailey, LLP during the period prior to December 6,2012 regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that may be rendered on the Company’s financial statements. Neither written nor oral advice was provided that was an important factor considered by Malone Bailey, LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any other matter that was the subject of any disagreement(s) or event identified in response paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

a.	Exhibits.

16.1	Letter of Eugene M Egeberg CPA dated April 20, 2013.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2013	/s/ Sath Sivasothy
(Registrant) Sath Sivasothy
CEO, Vyrian Inc